Exhibit 10.4

FORM OF AMENDMENT
TO RESTRICTED STOCK AWARD AGREEMENTS
FOR CORPORATE OFFICERS

WHEREAS, Ralcorp Holdings, Inc. (“Company”), granted [ ] (“Award Recipient”) certain Restricted Stock Awards (“Awards”) of shares of its $.01 par value Common Stock (“Common Stock”) pursuant to:

1.	Ralcorp Holdings, Inc. Amended and Restated 2002 Incentive Stock Plan (“2002 Plan”) for the Award granted on September 23, 2004; and
2.	Ralcorp Holdings, Inc. 2007 Incentive Stock Plan (“2007 Plan”) for the Award granted on March 30, 2007; and

WHEREAS, the Company and. Award Recipient desire to amend the agreements for each Award received by Award Recipient in certain respects to reflect compliance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”); and

WHEREAS, the Board of Directors of the Company has amended the 2002 Plan and the 2007 Plan in certain respects to reflect compliance with the provisions of Section 409A of the Code; and

WHEREAS, the Company and the Award Recipient desire that the terms of the 2002 Plan and the 2007 Plan, as amended and attached hereto as Exhibits A and B, apply to the terms of the Awards granted to Award Recipient.

NOW, THEREFORE, the agreements for Award Recipient’s underlying Awards as listed in Exhibit D are hereby amended effective October 1, 2008 as follows:

Section 5 is deleted and replaced with the following:

5.           Shareholder Rights

Prior to the release of restrictions as set forth above, Recipient shall be entitled to all shareholder rights except the right to sell, pledge, transfer or otherwise dispose of the shares, and except that any and all dividends declared and paid with respect to restricted shares will be held by the Company in an account until release of restrictions.  Interest will be credited to the account quarterly on the full amount in the account until the account is distributed.  Interest shall be calculated at a rate equal to the average of the daily close of business prime rates for the quarter, as such prime rates are established by JPMorgan Chase, or such other bank as may be designated by the Corporate Governance and Compensation Committee of the Board of Directors of the Company (the "Committee").  On the date on which restrictions are released, all dividends and interest, if any, accrued to that date with respect to the shares on which the restrictions are released will be payable to Recipient; provided that, for this purpose, to the extent necessary to avoid the adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), restrictions will be deemed to be released under this paragraph on account of a total and permanent disability or a Change in Control only to the extent such events occur both under the terms of this Agreement and in a manner consistent with Section 409A of the Code.  Notwithstanding the foregoing, in the event that the Recipient is determined to be a specified employee within the meaning of Section 409A of the Code, for purposes of payment on termination of employment hereunder, payment shall be made on the first payroll date which is more than six months following the date of separation from service, to the extent required to avoid any adverse tax consequences under Section 409A of the Code.  In the event that the restrictions are not released and the award is forfeited pursuant to Paragraph 4 above, Recipient shall not be entitled to receive any dividends and interest which may have accrued with respect to the shares so forfeited, unless approved by the Committee or the entire Board.

ACKNOWLEDGED AND ACCEPTED:                                                                                     RALCORP HOLDINGS, INC.

______________________________                                                                                     By:_____________________________
Award Recipient                                                                                                                                 C. G. Huber, Jr., Secretary

Date: ________________________